UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

INVENSENSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35269	01-0789977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Technology Drive San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

(408) 988-7339

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On November 6, 2013, InvenSense, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., as initial purchaser (the “Initial Purchaser”), relating to the sale by the Company of $150 million aggregate principal amount of 1.75% Convertible Senior Notes due 2018 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchaser a 30-day option to purchase up to an additional $25 million aggregate principal amount of the Notes on the same terms and conditions. The Initial Purchaser exercised its option in full on November 7, 2013.

The net proceeds to the Company from the offering of Notes were approximately $169.3 million, after deducting the Initial Purchaser’s discount and commissions and estimated offering expenses.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this report and incorporated herein by reference.

Indenture

On November 13, 2013, the Company entered into an indenture (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee. The Notes will bear interest at a rate of 1.75% per year, payable semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2014. The Notes will mature on November 1, 2018, unless earlier purchased by the Company or converted.

The initial conversion rate is 45.6830 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $21.89 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to August 1, 2018, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2014, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five consecutive business day period after any five consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On and after August 1, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Notes will be settled in cash up to the aggregate principal amount of the Notes to be converted and, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in respect of the remainder, if any, as described in the Indenture.

The Company may not redeem the Notes prior to the maturity date. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The Notes will be the Company’s unsecured and unsubordinated obligations and will rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; be effectively subordinated in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all existing and future indebtedness and liabilities of subsidiaries of the Company.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of principal of any Note when the same becomes due and payable at the maturity date, upon declaration of acceleration, upon any fundamental change purchase date or otherwise;

(3) failure by the Company to deliver the consideration due upon the conversion of any Notes and such failure continues for a period of five business days;

(4) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(5) failure by the Company to give a fundamental change notice or notice of specified corporate transactions as required by the Indenture when due;

(6) the Company defaults in the performance of or breaches any other covenant or agreement of its in the Indenture with respect to the Notes (other than a covenant or agreement in respect of which a default or breach is specifically addressed in clauses (1) through (5) above) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(7) a default by the Company or any of the Company’s “significant subsidiaries” (as defined in the Indenture) under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any of its significant subsidiaries for money borrowed, whether such indebtedness now exists or shall hereafter be created, if:

•	that default constitutes the failure to pay when due (at express maturity, upon acceleration as a result of an event of default or otherwise, after giving effect to any applicable grace period) indebtedness in an aggregate principal amount in excess of $35 million (or its foreign currency equivalent), and

•	such default continues for a period of 30 days after written notice thereof is delivered to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the Notes then outstanding without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged;

(8) a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance) rendered against the Company or any of its significant subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

If an event of default, other than an event of default described in clause (9) above with respect to the Company, occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the trustee by written notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the trustee, may declare 100% of the principal amount of and accrued and unpaid interest (including additional interest, if any) on all the Notes then outstanding, to be due and payable, and upon any such declaration the same shall become immediately due and payable. If an event of default described in clause (9) occurs and is continuing with respect to the Company (and not solely with respect to one or more of its significant subsidiaries), then 100% of the principal amount of and all accrued and unpaid interest (including additional interest, if any) on all the Notes then outstanding shall be and become immediately due and payable, without any notice or other action by any holder or the trustee, to the full extent permitted by applicable law.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture attached as Exhibit 4.1 to this report and incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the offering and pricing of the Notes, on November 6, 2013 and, in connection with the Initial Purchaser’s exercise of the overallotment option, on November 7, 2013, the Company entered into privately negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with the Initial Purchaser or an affiliate thereof (the “Hedge Counterparty”). The Company paid an aggregate amount of approximately $39.1 million to the Hedge Counterparty for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 8.0 million shares of the Company’s common stock, the same number of shares underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes. A form of the confirmations relating to the Convertible Note Hedge Transactions is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

The Convertible Note Hedge Transactions are intended to reduce the potential dilution upon conversion of the Notes and/or offset the cash payments in excess of the principal amount of the Notes the Company is required to make in the event that the market value per share of the Company’s common stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Hedge Counterparty, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions. The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by the form of the confirmations relating to the Convertible Note Hedge Transactions attached as an exhibit hereto and incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on November 6, 2013 and, in connection with the Initial Purchaser’s exercise of the overallotment option, on November 7, 2013, the Company separately entered into privately negotiated warrant transactions (the “Warrants”), whereby the Company sold to the Hedge Counterparty warrants to acquire, collectively, subject to anti-dilution adjustments, up to 8.0 million shares of the Company’s common stock at a strike price of $28.656 per share, which is 80% higher than the closing price of shares of the Company’s common stock of $15.92 on November 6, 2013. The Company received aggregate proceeds of approximately $25.6 million from the sale of the Warrants to the Hedge Counterparty. The Warrants were sold in private placements to the Hedge Counterparty pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. A form of the confirmations relating to the Warrant transactions is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share.

The Warrants are separate transactions, entered into by the Company with the Hedge Counterparty, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The foregoing description of the Warrants is qualified in its entirety by the form of the confirmations relating to the Warrant transactions attached as an exhibit hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On November 6, 2013, the Company issued a press release announcing the pricing of its offering of $150 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, representing an increase in the size of the offering of the Notes from the previously announced $125 million aggregate principal amount. The Company also granted the Initial Purchaser of the Notes an option to purchase up to an additional $25 million aggregate principal amount of the Notes, representing an increase from the previously announced $18.75 million aggregate principal amount. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.1	Indenture, dated November 13, 2013, between InvenSense, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 1.75% Convertible Senior Note due 2018 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated November 6, 2013, between InvenSense, Inc. and Goldman, Sachs & Co., as initial purchaser.

10.2	Form of Convertible Bond Hedge Confirmation.

10.3	Form of Warrant Confirmation.

99.1	Press release dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013		INVENSENSE, INC.

	By:	/s/ Alan Krock
Name: Alan Krock
Title: Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

4.1	Indenture, dated November 13, 2013, between InvenSense, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 1.75% Convertible Senior Note due 2018 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated November 6, 2013, between InvenSense, Inc. and Goldman, Sachs & Co., as initial purchaser.

10.2	Form of Convertible Bond Hedge Confirmation.

10.3	Form of Warrant Confirmation.

99.1	Press release dated November 6, 2013.